Exhibit 99.1

Performant Financial Corporation Announces Financial Results for Second Quarter 2017

        Performant Also Announces Refinancing of Credit Agreement

Livermore, Calif., August 8, 2017 - Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its second quarter ended June 30, 2017:

Second Quarter Financial Highlights

•	Total revenues of $35.9 million, compared to revenues of $38.1 million in the prior year period, down 5.8%

•	Net loss of $2.4 million, or $(0.05) per diluted share, compared to a net income of $1.5 million, or $0.03 per diluted share, in the prior year period

•	Adjusted EBITDA of $5.0 million, compared to adjusted EBITDA of $8.9 million in the prior year period

•	Adjusted net loss of $0.5 million, or $(0.01) per diluted share, compared to an adjusted net income of $2.9 million or $0.06 per diluted share in the prior year period

Second Quarter 2017 Results

Student lending revenues in the second quarter were $27.5 million, a decrease of 4.5% from revenues of $28.8 million in the prior year period. Our Guaranty Agency clients and the U.S. Department of Education accounted for revenues of $26.2 million and $1.3 million, respectively, in the second quarter of 2017, compared to $21.8 million and $7.0 million in the prior year period. Student loan placement volume (defined below) during the quarter totaled $0.9 billion, compared to $1.3 billion in the prior year period.

Healthcare revenues in the second quarter were $2.1 million, down from $3.4 million in the prior year period. Medicare audit recovery revenues were $0.1 million in the second quarter, a decrease of $2.2 million from the prior year period, as the Company's recovery activities are just beginning on the two new RAC contracts awarded to the Company for Region 1 and Region 5. Commercial healthcare clients contributed revenues of $2.0 million, an increase of $0.9 million or 81.8% from the prior year period.

Other revenues in the second quarter were $6.4 million, up from $5.9 million in the prior year period.

As of June 30, 2017, the Company had cash and cash equivalents of approximately $21.3 million.

The Company also announced that it has entered into an agreement to refinance its existing credit facility with a new facility that will initially provide a senior secured term loan of $44 million. The new facility also provides the Company with the ability to draw down up to an additional $15 million of senior secured term loans within 2 years. The new credit facility is expected to close this week. The initial term loan will have a three-year maturity with two, one year extension options available to the Company, subject to customary conditions. In connection with the closing of the initial $44 million term loan, the Company will issue to the lender warrants to purchase up to 3,863,326 shares of Company common stock, representing approximately 7.5% of the diluted common stock outstanding. These warrants will have an exercise price of $1.92 per share, which is based on the volume weighted average price of the Company’s shares for a representative period prior to entering into the new credit facility. If the Company draws down on the additional term loans, it will issue the lender additional warrants at the same exercise price to purchase 77,267 shares for each $1 million of additional borrowings. Approximately $38.0 million of the proceeds from the new term loan and $6 million of restricted cash will be used to repay all outstanding amounts under the prior credit agreement.

Business Outlook

“As we look ahead, our focus remains on executing on contracts, growing share with our clients, and effectively managing ongoing expenses. We are excited to have a lender partner who knows our business and shares an interest in creating shareholder value, and we look forward to executing strategically to achieve that objective. Our competitive differentiation continues to be: overarching client-centric focus, a compelling service value proposition, consumer sensitivity and deep commitment to regulatory compliance. For 2017, we are reiterating our guidance for revenue in the range of $125-145 million with adjusted EBITDA in the range of $10-13 million," concluded Im.

Terms used in this Press Release

Student Loan Placement Volume refers to the dollar volume of defaulted student loans first placed with us during the specified period by public and private clients for recovery. Placement Volume allows us to measure and track trends in the amount of inventory our clients in the student lending market are placing with us during any period. The revenue associated with the recovery of a portion of these loans may be recognized in subsequent accounting periods, which assists management in estimating future revenues and in allocating resources necessary to address current Placement Volumes.

Earnings Conference Call

The Company will hold a conference call to discuss its second quarter results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 877-705-6003 (domestic) or 201-493-6725 (international).

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13666436. The telephonic replay will be available approximately three hours after the call, through August 15, 2017.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the company presents adjusted EBITDA and adjusted net income/(loss). These measures are not in accordance with generally accepted accounting principles (GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income/(loss) to net income/(loss) determined in accordance with GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income/(loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income/(loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income/(loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for revenues and adjusted EBITDA in 2017. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that the contracts with our large clients may be changed or terminated unilaterally and on short notice, that our contracts with two of our largest customers, Great Lakes Higher Education and the U.S. Department of Education, have been terminated, that while our protest of Department of Education contract award decision was upheld, there is no assurance that we will receive a new contract award from the Department of Education in the future, that continuing limitations on the scope of our audit activity under our RAC contracts have significantly reduced our revenue opportunities with this client, that the amount of commissions we are required to return to CMS due to successful appeals by providers could exceed our estimated appeals reserve, that we have significant indebtedness and may not be able to avoid a breach of the covenants and other provisions of our credit agreement which would cause us to be in default, that the Company faces significant competition in all of its markets, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2016, Form 10-Q for the quarter ended June 30, 2017 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,260	$32,982
Restricted cash	6,000	7,502
Trade accounts receivable, net of allowance for doubtful accounts of $0 and $224, respectively	11,267	11,484
Deferred income taxes	—	5,331
Prepaid expenses and other current assets	14,492	12,686
Income tax receivable	2,637	2,027
Total current assets	55,656	72,012
Property, equipment, and leasehold improvements, net	22,805	23,735
Identifiable intangible assets, net	5,269	5,895
Goodwill	81,572	82,522
Deferred income taxes	3,534	—
Other assets	915	914
Total assets	$169,751	$185,078
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable, net of unamortized debt issuance costs of $29 and $1,294, respectively	$1,071	$9,738
Accrued salaries and benefits	4,509	4,315
Accounts payable	715	628
Other current liabilities	4,186	4,409
Estimated liability for appeals	19,179	19,305
Net payable to client	13,104	13,074
Total current liabilities	42,764	51,469
Notes payable, net of current portion and unamortized debt issuance costs of $1,136 and $272, respectively	41,878	43,878
Deferred income taxes	—	1,130
Other liabilities	2,285	2,356
Total liabilities	86,927	98,833
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at June 30, 2017 and December 31, 2016; issued and outstanding 50,785 and 50,234 shares at June 30, 2017 and December 31, 2016, respectively	5	5
Additional paid-in capital	67,628	65,650
Retained earnings	15,191	20,590
Total stockholders’ equity	82,824	86,245
Total liabilities and stockholders’ equity	$169,751	$185,078

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$35,907	$38,074	$69,016	$76,353
Operating expenses:
Salaries and benefits	20,450	20,060	41,146	41,397
Other operating expenses	16,082	13,733	29,523	28,090
Total operating expenses	36,532	33,793	70,669	69,487
Income (loss) from operations	(625)	4,281	(1,653)	6,866
Interest expense	(1,618)	(1,841)	(3,224)	(4,273)
Income (loss) before provision for income taxes	(2,243)	2,440	(4,877)	2,593
Provision for income taxes	197	963	522	1,036
Net income (loss)	$(2,440)	$1,477	$(5,399)	$1,557
Net income (loss) per share
Basic	$(0.05)	$0.03	$(0.11)	$0.03
Diluted	$(0.05)	$0.03	$(0.11)	$0.03
Weighted average shares
Basic	50,579	50,075	50,443	49,860
Diluted	50,579	50,527	50,443	50,347

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2017	2016
Net income (loss)	$(5,399)	$1,557
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on disposal of assets	10	9
Impairment of goodwill and intangible assets	1,081	—
Depreciation and amortization	5,668	6,806
Deferred income taxes	667	(1,247)
Stock-based compensation	2,290	2,340
Interest expense from debt issuance costs	696	550
Write-off unamortized debt issuance costs	—	468
Interest expense paid in kind	217	—
Changes in operating assets and liabilities:
Trade accounts receivable	217	6,359
Prepaid expenses and other current assets	(1,806)	228
Income tax receivable	(610)	—
Other assets	(1)	8
Accrued salaries and benefits	194	2,479
Accounts payable	87	195
Other current liabilities	(221)	268
Income taxes payable	—	63
Estimated liability for appeals	(126)	287
Net payable to client	30	393
Other liabilities	(71)	(110)
Net cash provided by operating activities	2,923	20,653
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(4,253)	(3,645)
Net cash used in investing activities	(4,253)	(3,645)
Cash flows from financing activities:
Repayment of notes payable	(11,285)	(27,038)
Debt issuance costs paid	(296)	(410)
Restricted cash for repayment of notes payable	1,502	(7,511)
Taxes paid related to net share settlement of stock awards	(339)	(205)
Proceeds from exercise of stock options	31	330
Income tax benefit from employee stock options	—	99
Payment of purchase obligation	—	(292)
Net cash used in financing activities	(10,387)	(35,027)
Effect of foreign currency exchange rate changes on cash	(5)	25
Net decrease in cash and cash equivalents	(11,722)	(17,994)
Cash and cash equivalents at beginning of period	32,982	71,182
Cash and cash equivalents at end of period	$21,260	$53,188
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$439	$2,096
Cash paid for interest	$2,328	$3,258

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Adjusted Earnings Per Diluted Share:
Net income (loss)	$(2,440)	$1,477	$(5,399)	$1,557
Plus: Adjustment items per reconciliation of adjusted net income	1,955	1,435	2,999	3,306
Adjusted net income (loss)	(485)	2,912	(2,400)	4,863
Adjusted Earnings Per Diluted Share	$(0.01)	$0.06	$(0.05)	$0.10
Diluted avg shares outstanding	50,579	50,527	50,443	50,347

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Adjusted EBITDA:
Net income (loss)	$(2,440)	$1,477	$(5,399)	$1,557
Provision for income taxes	197	963	522	1,036
Interest expense	1,618	1,841	3,224	4,273
Transaction expenses (1)	444	—	444	—
Restructuring and other expenses (5)	—	51	—	283
Depreciation and amortization	2,894	3,416	5,668	6,806
Impairment of goodwill and customer relationship (3)	1,081	—	1,081	—
Stock-based compensation	1,187	1,136	2,290	2,340
Adjusted EBITDA	$4,981	$8,884	$7,830	$16,295

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Adjusted Net Income (Loss):
Net income (loss)	$(2,440)	$1,477	$(5,399)	$1,557
Transaction expenses (1)	444	—	444	—
Stock-based compensation	1,187	1,136	2,290	2,340
Amortization of intangibles (2)	217	933	488	1,869
Impairment of goodwill and customer relationship (3)	1,081	—	1,081	—
Deferred financing amortization costs (4)	330	272	696	1,018
Restructuring and other expenses (5)	—	51	—	283
Tax adjustments (6)	(1,304)	(957)	(2,000)	(2,204)
Adjusted Net Income (Loss)	$(485)	$2,912	$(2,400)	$4,863

(1) Represents costs and expenses related to the refinancing of our existing indebtedness.
(2) Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, and also an acquisition in the first quarter of 2012 to enhance our analytics capabilities.
(3) Represents goodwill and impairment charges related to our Performant Europe Ltd. subsidiary.
(4) Represents amortization of capitalized financing costs related to financing conducted in 2012 and costs related to the amendments of the terms of the note payable in 2014, 2016 and 2017.
(5) Represents restructuring costs and severance and termination expenses incurred in connection with termination of employees and consultants.
(6) Represents tax adjustments assuming a marginal tax rate of 40%.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

We are providing the following preliminary estimates of our financial results for the year ended December 31, 2017:

	Six Months Ended		Year Ended
	June 30, 2017	December 31, 2017	December 31, 2016	December 31, 2017
	Actual	Estimate	Actual	Estimate
Adjusted EBITDA:
Net income (loss)	$(5,399)	$ (1,610) to (1,910)	$(11,453)	$ (7,009) to (7,309)
Provision for income taxes	522	(5,194) to (5,394)	(4,370)	(4,672) to (4,872)
Interest expense	3,224	2,876 to 3,876	7,897	6,100 to 7,100
Transaction expenses (1)	444	56 to 556	—	500 to 1000
Restructuring and other expenses (5)	—	—	329	—
Depreciation and amortization	5,668	5,082 to 6,082	13,380	10,750 to 11,750
Impairment of goodwill and customer relationship (3)	1,081	—	15,438	1,081
Stock-based compensation	2,290	960 to 1,960	4,713	3,250 to 4,250
Adjusted EBITDA	$7,830	$ 2,170 to 5,170	$25,934	$ 10,000 to 13,000

(1) Represents costs and expenses related to the refinancing of our existing indebtedness.
(3) Represents goodwill and impairment charges related to our Performant Europe Ltd. subsidiary.
(5) Represents restructuring costs and severance and termination expenses incurred in connection with termination of employees and consultants.